Exhibit 99.1

Tenaya Therapeutics appoints Karah Parschauer, J.D., to its Board of Directors and Joanna Auch

as Senior Vice President of People and Culture

SOUTH SAN FRANCISCO, Calif., – December 22, 2021 – Tenaya Therapeutics, Inc. (NASDAQ: TNYA), a biotechnology company with a mission to discover, develop and deliver curative therapies that address the underlying causes of heart disease, today announced the appointments of Karah Parschauer, J.D., to its Board of Directors and of Joanna Auch as Senior Vice President of People and Culture.

“Tenaya is at an important inflection point in our growth and maturity. We are now a public company with more than 100 employees who represent our commitment to internalize critical capabilities, including cGMP manufacturing and clinical development,” said Faraz Ali, CEO of Tenaya. “Both Karah and Joanna are strong leaders who bring highly relevant strategic and operational experiences to Tenaya, and who also add to the diversity of our Board and our leadership team. We welcome their contributions as Tenaya advances TN-201 and TYA-11631 towards INDs in 2022.”

“I am delighted to join Tenaya’s Board of Directors at this important moment in the company’s history,” said Ms. Parschauer. “Tenaya is very well-positioned to take what the industry has learned from drug development efforts for rare diseases and gene therapies and to now apply that knowledge to advance potentially disease-modifying therapies for patients and families fighting severe genetic cardiomyopathies.”

Ms. Parschauer has nearly 20 years of relevant experience, including with biopharmaceutical companies, with proven success in corporate governance, mergers and acquisitions, and leading organizations through growth and transformation. She currently serves as Chief Legal Officer and Executive Vice President at Ultragenyx Pharmaceutical Inc., a global biopharmaceutical company advancing a diverse portfolio of approved therapies and product candidates – including gene therapies – for ultra-rare genetic diseases. Her previous experience includes over a decade in roles of increasing responsibility at Allergan plc. Ms. Parschauer began her legal career at Latham & Watkins LLP. She is currently a member of the Board of Directors for Evolus, Inc. (NASDAQ: EOLS) and Anebulo Pharmaceuticals, Inc. (NASDAQ: ANEB). Ms. Parschauer earned her B.A. from Miami University and J.D. from Harvard Law School.

Ms. Auch brings over 15 years of human resources experience across various industries, including pharmaceutical, healthcare and technology. She most recently served as Head of Human Resources for North America at Santen, Inc., a global pharmaceutical company focused on ophthalmology, where among other responsibilities she led the human resources integration for two acquisitions. Ms. Auch earned her B.A. from San Jose State University and is a member of CSHRP, Community for Strategic HR Partnerships. She will report to Tenaya’s CEO in a newly created role leading all aspects of human resources including talent acquisition and management, culture and values, compensation and benefits and organizational effectiveness.

About Tenaya Therapeutics

Tenaya Therapeutics is a biotechnology company committed to a bold mission: to discover, develop and deliver curative therapies that address the underlying drivers of heart disease. Founded by leading cardiovascular scientists from Gladstone Institutes and the University of Texas Southwestern Medical Center, Tenaya is developing therapies for rare genetic disorders as well as for more prevalent heart conditions through three distinct but interrelated product platforms: Gene Therapy, Cellular Regeneration and Precision Medicine. For more information, visit www.tenayatherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Words such as “expects” and “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, statements by Tenaya’s chief executive officer and its board members. The forward-looking statements contained herein are based upon Tenaya’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; Tenaya’s ability to develop, initiate or complete preclinical studies and clinical trials, and obtain approvals, for any of its product candidates; the timing, progress and results of preclinical studies for TN-201, TYA-11631 and Tenaya’s other programs; Tenaya’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; negative impacts of the COVID-19 pandemic on Tenaya’s manufacturing and operations, including preclinical studies and planned clinical trials; the timing, scope and likelihood of regulatory filings and approvals; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results; Tenaya’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which Tenaya operates; Tenaya’s reliance on third parties; Tenaya’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Tenaya files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Tenaya assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors

Leone Patterson

Tenaya Therapeutics

IR@tenayathera.com

Media

Wendy Ryan

Ten Bridge Communications

wendy@tenbridgecommunications.com